Exhibit 99.2
FINANCIAL STATEMENTS
Orbit One Communications, Inc.
June 30, 2007 and 2006

CONTENTS
Financial Statements (Unaudited)

Orbit One Communications, Inc.
BALANCE SHEET
as of June 30,
ASSETS

2007
(unaudited)
CURRENT ASSETS
Cash	$2,448,330
Accounts receivable:
Trade accounts	180,431
Other	50,000
Inventory	1,180,496
Prepaid expenses:
Prepaid messages	415,814

Total current assets	4,275,071

PROPERTY AND EQUIPMENT
Furniture and fixtures	93,077
Leasehold improvements	24,064
Machinery and equipment	231,356
Rental equipment pools	625,644
Equipment under capital lease	11,217

985,358
Accumulated depreciation	(222,835)

Net property and equipment	762,523

OTHER ASSETS
Assets from discontinued operations held for sale	863,956
Security deposit	16,000
Internally developed software, net of accumulated amortization of $119,485	378,067
Trademark, net of accumulated amortization of $-0-	23,567
Website, net of accumulated amortization of $3,528	15,472

Total other assets	1,297,062

TOTAL ASSETS	$6,334,656

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
BALANCE SHEET (continued)
as of June 30,
LIABILITIES AND STOCKHOLDERS’ EQUITY

2007
(unaudited)
CURRENT LIABILITIES
Accounts payable	$410,932
Accrued payroll, vacation and paid time off	212,491
Accrued payroll taxes	9,918
Accrued pension	110,932
Credit cards payable	10,852
Other accruals	40,599
Telecommunication taxes payable	66,873
Deferred revenue	924,176
Due to related parties	1,680,181
Capital lease payable, current maturities	3,381

Total current liabilities	3,470,335

LONG-TERM LIABILITIES
Capital lease payable, less current maturities	4,771

Total long-term liabilities	4,771

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000 shares authorized, 1056.67 shares issued	158,061
Retained earnings	3,826,489

3,984,550
Less treasury stock	(1,125,000)

Total stockholders’ equity	2,859,550

TOTAL LIABILTIES AND STOCKHOLDERS’ EQUITY	$6,334,656

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF INCOME
for the six months ended June 30,

	2007	2006
	(unaudited)	(unaudited)
NET SALES	$3,599,308	$8,371,972

COST OF SALES	753,878	3,726,332

GROSS PROFIT	2,845,430	4,645,640

OPERATING EXPENSES
Depreciation and amortization	143,730	40,077
General and administrative	743,955	332,897
Research and development	412,410	19,774
Salaries and wages	803,723	323,855

Total operating expenses	2,103,818	716,603

INCOME FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE) AND DISCONTINUED OPERATIONS	741,612	3,929,037

OTHER INCOME (EXPENSE)
Gain (loss) on sale of assets	(701)	8,058
Interest income	95,864	13,332
Interest expense	(296)	(22,960)

Total other income (expense)	94,867	(1,570)

INCOME BEFORE DISCONTINUED OPERATIONS	836,479	3,927,467

INCOME FROM DISCONTINUED OPERATIONS	63,463	57,564

NET INCOME	$899,942	$3,985,031

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENT OF STOCKHOLDERS’ EQUITY
as of June 30,

	Common	Retained	Treasury
	Stock	Earnings	Stock	Total
Balance, January 1, 2007	$8,061	$3,102,747	$(1,125,000)	$1,985,808

Distributions to stockholders (unaudited)	—	(26,200)	—	(26,200)

Net income (unaudited)	—	899,942	—	899,942

Balance, June 30, 2007 (unaudited)	$8,061	$3,976,489	$(1,125,000)	$2,859,550

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF CASH FLOWS
for the six months ended June 30,

	2007	2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$899,942	$3,985,031

Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization	148,439	76,647
Loss (gain) on sale of assets	701	(34,404)
Inventory reserves	1,757	—
Loss on write down of obsolete fixed assets	3,676	—
(Increase) decrease in:
Trade accounts receivable	(120,557)	(1,162,334)
Other receivables	(47,725)	1,493
Inventory	(208,230)	(1,769,276)
Prepaid messages	(158,009)	(390,230)
Other prepaid expenses	80,641	(2,740)
Security deposit	(16,000)	—
Increase (decrease) in:
Accounts payable	202,173	308,787
Accrued payroll, vacation and paid time off	(1,202)	33,074
Accrued payroll taxes	(2,675)	(37,961)
Accrued pension	(1,032)	—
Credit cards payable	(32,959)	63,862
Other accruals	28,122	(4,095)
Telecommunication taxes payable	9,246	18,876
Accrued replacement costs	(27,897)	—
Deferred revenue	(1,949,971)	(470,881)

Net cash provided (used) by operating activities	(1,191,560)	615,849

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for investments in internally developed software	(139,749)	(238,362)
Payments for investments in trademark	(16,553)	—
Payments for property and equipment	(124,279)	(456,351)
Proceeds from sale of property and equipment	—	64,085

Net cash used in investing activities	(280,581)	(630,628)

Net decrease in cash, subtotal forward	$(1,472,141)	$(14,779)

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF CASH FLOWS (continued)
for the six months ended June 30,

	2007	2006
	(unaudited)	(unaudited)
Net decrease in cash, subtotal brought forward	$(1,472,141)	$(14,779)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on stockholder distributions payable	(1,046,124)	(828,583)
Proceeds from related party loans	—	880,000
Distributions to shareholders	(26,200)	(168,219)
Payments on lines of credit	—	(490,000)
Proceeds from lines of credit	—	233,000
Payments on capital leases	(1,156)	—

Net cash used in financing activities	(1,073,480)	(373,802)

Net decrease in cash	(2,545,621)	(388,581)

Cash, beginning of year	4,993,951	885,275

Cash, end of year	$2,448,330	$496,694

CASH PAID FOR INTEREST	$296	$22,960

NONCASH INVESTING AND FINANCING ACTIVITIES
Net non-cash transfers of inventory to fixed assets	$—	$1,026
The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1.	Organization. Orbit One Communications, Inc., the Corporation, was incorporated on July 25, 2000, under the laws of the state of Montana and elected and accepted as a Subchapter S Corporation on July 1, 2001. The Corporation provides innovative and customized satellite-based solutions that include hardware, software, data management, installation and maintenance. The Corporation is primarily involved in the government and commercial large-scale tracking via satellite. This serves Logistics and asset visibility during emergency or national disaster situations, and some daily operations. The Corporation also has onsite VSAT equipment for early response communication via satellite when nothing else is available.

The accompanying unaudited condensed financial statements of the Corporation have been prepared by the Corporation pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments that, in the opinion of management, are necessary for a fair presentation of such consolidated financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Corporation’s most recent audited consolidated financial statements and notes. Operating results for the six months ended June 30, 2007, are not necessarily indicative of the results that may be expected for longer periods or the entire year.

2	Revenue and Cost Recognition. Revenue is generated from the supply of products and service contracts for both voice and data operations. Revenue is recognized when a contract is signed, the product or service has been delivered, prices are fixed and determinable and all other significant obligations have been fulfilled.

For product sales, revenue is recognized at the time of shipment and passage of title. For data transportation and voice services, revenue is recognized at the time of completion, delivery or performance of the service. Revenue is earned monthly based on message usage, contracted monthly fees and any excess fee charges.

For contractual service agreements, customers are required to pay in advance for data transport services. In these instances, the advance charge is recognized as deferred revenue. Revenue is recognized over the future periods in accordance with the contract term as the data transport service is delivered or performed. See Note C, Deferred Revenue for further information.

3.	Cash and Cash Equivalents. For purposes of the statement of cash flows, the Corporation considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2007.

4.	Accounts Receivable. The Corporation uses the direct write-off method of accounting for bad debts. Accounts receivable are reviewed periodically and those accounts which are deemed uncollectible are charged off to current year’s operating expenses. The use of this method does not result in a material difference from the allowance method required by accounting principles generally accepted in the United States of America. Bad debt expense was $10,115 and $8,293 for the six months ended June 30, 2007 and 2006, respectively.

Accounts receivable are uncollateralized customer obligations under normal terms requiring payment within 10 days from receipt of the invoice for non-governmental and 30 days for governmental customers.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
5	Inventory. The Corporation’s inventory is valued at the lower of cost (first in, first out) or market using the retail method. Shipping and handling costs to acquire inventory is included in the cost of inventory. Inventory is reviewed by management on a regular basis to identify and write down obsolete items. Inventory at June 30, 2007 consists of the following:

Raw materials	$593,484
Finished goods	587,012

$1,180,496

6.	Property and Equipment. Property and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Individual assets with a cost of $1,000 or more and an estimated useful life of three years or more are capitalized. Expenditures for additions and betterments of fixed assets are capitalized. Costs of maintenance, repairs, and minor renewals are expensed as operating costs as incurred. When assets are retired or otherwise disposed of, cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in non-operating income (expense).

Equipment Type	Useful Lives
Furniture and fixtures	5–7 years
Leasehold improvements	7 years
Machinery and equipment	3–7 years
Rental Equipment Pools	5 years
7.	Intangible Assets. The Corporation is currently amortizing internally developed software and website development costs. Intangible assets are amortized using the straight-line method over their expected useful lives. Website costs are being amortized over three years, the estimated useful life of the site. The trademark is an inactive asset and is not being amortized.

Internally developed software consists of amortizable completed software and costs associated with software currently being developed. The Corporation capitalizes software development costs when the project technological feasibility is established and concludes capitalization when the product is ready for use. Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Internally developed software costs are capitalized and amortized over three years.

8.	Warranty. Under standard sales contract terms, the Corporation provides an initial one-year warranty on all products for defects in materials and workmanship. A defect is defined as a deviation from specification or any other mutually agreed modifications to specifications that is so material that it prevents the commercial marketing of the product. The warranty begins the day of delivery receipt and covers replacement or repair of any products that prove to be defective. As warranty expenses are minimal, the Corporation does not attribute a portion of contract revenue to these services at the time of the sale and costs associated with the warranty services are recognized as incurred.

In late 2006, the Corporation began selling extended warranty contracts with certain customer sales agreements. Revenues for extended warranty contracts are deferred and amortized over the life of the contract. As of June 30, 2007, deferred revenue from the sale of extended warranty contracts is $50.

9.	Telecommunication Taxes. In accordance with Telecommunication regulations, the Corporation is responsible to collect both state and federal excise taxes and related 911 and TDD taxes. The Corporation has collected but not yet remitted taxes from its customers. Estimated penalties and interest on the amounts collected but not paid totaled $21,652 as of June 30, 2007.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
10.	Income Taxes. The Corporation, with the consent of its stockholders, elected under the Internal Revenue Code and Montana state law to be taxed as an S Corporation. In lieu of corporate income taxes, the stockholders are taxed on the Corporation’s results of operations. Accordingly, no provision or liability for income taxes is included in the accompanying financial statements.

11.	Advertising Costs. Advertising costs are charged to operations in the period in which they are incurred. For the six months ended June 30, 2007 and 2006, advertising costs amounted to $3,784 and $5,701 respectively.

12.	Research and Development. The Corporation expenses research and development costs in the period incurred. Research and development expense was $412,410 and $19,774 for the six months ended June 30 2007 and 2006, respectively.

13.	Use of Estimates. Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from these estimates.

14.	Shipping and Handling Costs. The Corporation includes shipping and handling costs to ship products to customer in cost of goods sold. Shipping and handling costs for six months ended June 30, 2007 and 2006, was $15,870 and $23,948, respectively.
NOTE B – OTHER ASSETS
The following is a summary of the components of intangible assets as of June 30, 2007:

		Accumulated
	Carrying Amount	Amortization
Internally developed software	$497,552	$119,485
Website	19,000	3,528
Trademark/Patent	23,567	—

	$540,119	$123,013

Carrying amount, net	$417,106

Amortization expense for continued operations for the six months ended June 30, 2007 and 2006 was $52,135 and $21,315, respectively. The Corporation expects aggregate amortization expense for the next five years to be as follows based on amortizable intangible assets at June 30, 2007:

For the twelve months ended
June 30, 2008	$117,521
June 30, 2009	76,443
June 30, 2010	21,678
June 30, 2011	-0-
June 30, 2012	-0-
Amortization expense for discontinued operations was $6,311 and $6,311 for the six months ended June 30, 2007 and 2006, respectively. For further information see Note J, Discontinued Operations.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE C – DEFERRED REVENUE
Messages are considered by the Corporation to be any communication between people, devices and systems via satellite communication. Customers typically enter into one-year service agreements that establish the prices for various services and provide an allotment of messages to be used over the contract period. The cost of these messages are paid in advance by the customer and revenue is deferred until they messages are used or expire. As of June 30, 2007 all contracts will expire within twelve months.
NOTE D – COMMITMENTS
Capital Lease
The Corporation entered into a capital lease agreement July 25, 2006 to be the lessee of a computer server expiring in August 2009. The asset acquired under the capital lease is recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over its estimated useful life. Depreciation of this asset under capital leases is included in depreciation expense for the six months ended June 30, 2007. Future minimum lease payments requires under this lease are as follows:

June 30, 2007 through June 30, 2008	$4,348
June 30, 2008 through June 30, 2009	4,348
June 30, 2009 through June 30, 2010	362

Total minimum lease payments	9,058

Less amount representing interest	906

Present value of net minimum lease payments	8,152

Less current maturities	3,381

Capital lease payable, less current maturities	$4,771

Operating Leases
On September 1, 2006, the Corporation entered into a 2-year collocation service agreement with ViaWest to rent space and equipment to house and operate their servers in Utah. Monthly lease payments are $2,280. The Corporation entered into a second contract for similar services in Denver, Colorado on December 19, 2006. Monthly lease payments of $1,540 began January 2007 and extend for 2 years.
The Corporation contracted with Clear Channel Satellite Services to provide Satellite Bandwidth and power for audio/data/video transmission purposes on December 1, 2006. The contract is for 10 months with minimum monthly payments of $1,219.
The Corporation moved to a new location in January 2007 and entered into a long-term lease agreement with Delphini, LLC, a related party, for a period of 120 months with the lease commencing on January 1, 2007. Monthly lease payments are $12,250 to increase by 4% each year until termination of the lease on January 1, 2017. A deposit of one month’s rent was also required. Delphini, LLC is owned 100% by a shareholder of the Corporation.
Future minimum lease payments for the leases above are $196,497 for the twelve month period ending June 30, 2008, $160,800 for the twelve month period ending June 30, 2009, $147,000 for the twelve month periods ending June 30, 2010 and 2011 and $73,500 for the twelve month period ending June 30, 2012.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE D – COMMITMENTS, continued
Purchase Agreements
The Corporation entered into a contract to with Morey Corporation to build 10,000 inventory units for $751,000 with delivery beginning in 2007. This price was renegotiated in April 2007 and the Corporation agreed to pay an additional $160,000 for the production of these units.
The Corporation entered into a purchase agreement with Axonn, LLC on June 18, 2007. The commitment is for 20,000 units totaling $1,100,000. The Corporation, as of the purchase order date, agreed to take 25% of the purchase order quantity for each subsequent three-month period with the total purchase order units to be accepted within twelve months. The Corporation has thirty days to pay after each delivery. The Corporation entered into another agreement with Axonn, LLC after June 30, 2007. See Note K Subsequent Events for more information.
NOTE E – PENSION PLAN
The Corporation implemented a 401(k) profit sharing plan on January 1, 2005 covering substantially all of its full-time employees after individual eligibility requirements are met. The Corporation contributes 100% match on the first 3% of deferral and 50% match on the next 2% of deferral. Annual contributions to the profit sharing plan are discretionary and are payable after the close of the Corporation’s year-end. Profit sharing expense for the six months ended June 30, 2007 and 2006 was $25,659 and $-0-, respectively.
NOTE F – RELATED PARTY TRANSACTIONS
The Corporation owed $1,680,181 to its stockholders at June 30, 2007.
The Corporation paid Bridger Production Services, Inc. dba Bridger Fire, Inc. $19,866 and $232,787 for contract labor associated with installation and servicing of its products for the six months ending June 30, 2007 and 2006, respectively. Bridger Fire, Inc. is owned 100% by a stockholder of the Corporation. The Corporation rented space for its offices from Bridger Fire during 2006. Rent expense was $8,980 for the six months ended June 30, 2006.
The Corporation moved to a new location in January 2007 and entered into a long-term lease agreement with Delphini, LLC, a related party, for a period of 120 months with the lease commencing on January 1, 2007. Delphini, LLC, is owned 100% by a stockholder of the Corporation. See Note D Commitments for lease information.
NOTE G – TREASURY STOCK
On October 20, 2005 the Corporation redeemed all 490 shares of outstanding common stock shares from an owner of the Corporation through issuance of a note for $1,250,000 payable in seven installments of $170,082 over three and one half years. Annual interest rate on the note was 5%. Per the agreement, if the Corporation pays the entire purchase price by January 1, 2007, the purchase price shall be discounted by ten percent. The Corporation paid off the note on December 26, 2006, therefore reducing the amount due by ten percent or $125,000. This discount was recorded as an adjustment to the value of treasury stock for the year ended December 31, 2006.
NOTE H – STOCK OPTIONS
On January 2, 2007, an employee of the Corporation was granted two stock option agreements to purchase a combined total of 6% ownership in the Corporation. The options are exercisable as follows, 1) 3% interest in the corporation to be exercisable on or before January 1, 2008 at a purchase price of $45,000; 2) an additional 3% interest in the Corporation to be exercisable on or before January 1, 2009 at a purchase price of $45,000; and 3) the options shall be accelerated upon the sale or acquisition of all or substantially all of the assets of the Corporation, to be exercisable immediately preceding the date of closing of such sale or acquisition. These options were exercised on July 31, 2007.

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE I – CONCENTRATION OF CREDIT RISK
Cash Balance
Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Corporation maintains its cash balances at select financial institutions located in Bozeman, Montana. At times, balances may be in excess of the Federal Deposit Insurance Corporation insurance limit. As of June 30, 2007, the Corporation had balances in excess of FDIC of $2,361,882. The Corporation has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents.
Major Customers
Trade receivables typically consist of large dollar balances from a few customers. Sales for the six months ended June 30, 2007 include sales to two major customers. These major customers accounted for 68.5% and 11.2% of total company sales for the six months ended June 30, 2007. Accounts receivable from these customers totaled 43.1% and 0% of total receivables as of June 30, 2007.
Sales for the six months ended June 30, 2006 include sales to one major customer. This customer accounted for 78.0% of total company sales for this period. Accounts receivables for this customer totaled 76.6% of total receivables as of June 30, 2006.
Major Suppliers
Due to the nature of the Corporation’s business, few suppliers provide the products necessary for the Corporation’s operations, therefore making it economically dependent on those vendors. Purchases for the six months ended June 30, 2007 include purchases from two major suppliers that individually accounted for 46.7% and 34.5% of the total purchases of the Corporation. Purchases for the six months ended 30, 2006 include purchases from three major suppliers that accounted for 50.9%, 30.9% and 10.0% of the total purchases of the Corporation.
NOTE J – DISCONTINUED OPERATION
Effective June 30, 2007, the Corporation ceased to be a reseller with Globalstar and transferred all customer contracts back to Globalstar. Voice inventory was written-down to adjust for obsolescence at the end of 2006. For the six months ended June 30, 2007, an inventory write-down of $1,757 was recorded to adjust Voice inventory for obsolescence. Voice inventory, being part of discontinued operations, has been reclassed to assets held for sale. The write-down of inventory along with the results of operations amounted to $63,463 and is presented as results of discontinued operations for the six months ended June 30, 2007. The results of Voice operations for 2006 was also reclassified and presented in discontinued operations in accordance with SFAS No. 144. In 2007, the Corporation sold back $100,500 of its voice inventory to Globalstar at cost.
The following is a summary of all assets from discontinued operations for the six months ended June 30, 2007:

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE J – DISCONTINUED OPERATION, continued

2007
CURRENT ASSETS
Accounts receivable, trade accounts	$157,519

Total current assets	157,519

PROPERTY AND EQUIPMENT, NET	—

OTHER ASSETS
Assets from discontinued operations held for sale, net of obselete inventory reserve of $113,780	694,584
Internally developed software, net of accumulated amortization of $26,021	11,853

Total other assets	706,437

TOTAL ASSETS	$863,956

The following is a summary of the income from discontinued operations for the six months ended June 30, 2007 and 2006:

	2007	2006
NET SALES	$466,469	$559,100

COST OF SALES	366,921	456,354

GROSS PROFIT	99,548	102,746

OPERATING EXPENSES
Amortization	6,311	6,311
Bad debts	10,115	8,293
Depreciation	—	30,259
Marketing	6,213	7,454
Merchant processing fees	6,290	2,840
Office supplies	411	4,026
Penalties and interest	4,942	11,629
Postage and shipping	1,803	716

Total operating expenses	36,085	71,528

INCOME FROM OPERATIONS BEFORE OTHER INCOME	63,463	31,218

OTHER INCOME
Gain on sale of assets	—	26,346

INCOME FROM DISCONTINUED OPERATIONS	$63,463	$57,564

Orbit One Communications, Inc.
Notes to Financial Statements
June 30, 2007 and 2006
NOTE J – DISCONTINUED OPERATION, continued
As part of the discontinuation of Voice operations, the Corporation evaluated Voice rental pools. These rental equipment pools were determined to be of no value due to the discontinuation of Voice operations as well as technological changes. Impairment costs of $3,767 and $-0- were recognized for the six months ended June 30, 2007 and 2006, respectively. This amount is included in income from discontinued operations on the income statement.
Inventory is recorded at the lower of cost or market. Market was determined to be less than cost based on the same criteria used to evaluate the rental equipment pools. Inventory was written down by $1,757 and $-0- for the six months ended June 30, 2007 and 2006, respectively.
NOTE K – SUBSEQUENT EVENTS
The Corporation entered into a purchase agreement with Axonn, LLC on July 17, 2007 to purchase 2,500 tracking units for $575,000. Half of these units must be delivered by October 4, 2007 and the remaining half by February 4, 2008.
The Corporation sold its continuing operations to Numerex Corp. through an asset purchase on August 1, 2007.